UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2008

FAVRILLE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

10445 PACIFIC CENTER COURT
SAN DIEGO, CALIFORNIA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 526-8000

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 5, 2008, Favrille, Inc. (the “Company”) received notices of default, acceleration and demand for payment (the “Notices”) pursuant to the Master Security Agreement, dated December 30, 2005 between General Electric Capital Corporation (“GE Capital”) and the Company (the “GE Capital Agreement”), and the Master Security Agreement dated July 26, 2004 between Oxford Finance Corporation (“Oxford” and, together with GE Capital, “Lenders”) and the Company (the “Oxford Agreement”), each as amended on May 19, 2008 (collectively, the “Agreements”) and certain promissory notes related thereto (collectively with the Agreements, the “Loan Agreements”). In the Notices, the Lenders advised the Company that it was in default of the financial restrictive covenant requiring that the Company maintain a minimum of $14.5 million in available cash, cash equivalent and short-term investment accounts and declared the acceleration of all indebtedness of the Company to Lenders under the Loan Agreements. Immediately upon issuing the Notices, the Lenders seized control of the Company’s investment and bank accounts and on June 11, 2008 withdrew approximately $8.8 million as repayment of the outstanding principal, accrued interest and certain costs as of that date.

The Notices stated that the aggregate amount due and payable under the Loan Agreements as of June 5, 2008 was  approximately $9.2 million, which represents: (a) principal and interest through June 5, 2008; (b) certain legal fees; and (c) a prepayment premium of approximately $380,000. However, the Company believes that, in light of the circumstances under which the Lenders accelerated the Company’s indebtedness, seized control of the Company’s accounts, and withdrew from the accounts the amount set forth above, the terms and conditions of the Loan Agreements do not entitle the Lenders to any prepayment premium, and the Company has notified the Lenders of such contention.  If it is determined by a court, or the Company and the Lenders agree, that such prepayment premium is due, then the aggregate amount due and payable under the Loan Agreements as of June 5, 2008 would increase by interest accrued at a rate of 18% per annum.

The Lenders currently have a security interest in the Company’s assets, and the Company has requested that the Lenders release such security interest.  The Lenders have informed the Company that, unless and until the dispute related to the prepayment premium is resolved and the Lenders receive the aggregate amount due and payable, including interest, the Lenders will not release such security interest.  So long as the Lenders have such security interest, the Company will not be able to sell any of such assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAVRILLE, INC.

	By:	/s/ Tamara A. Seymour
Date: June 17, 2008		Tamara A. Seymour
Chief Financial Officer